POWER OF ATTORNEY
        Know all by these presents, that the undersigned hereby constitutes* and appoints Darrow A. Abrahams as the undersigned's true and* lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's* capacity as an officer and-or director of O-I Glass, Inc.*
(the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a)* of the Securities Exchange Act of 1934 and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned* which may be necessary or desirable to complete and execute any such Form* 3, 4 and 5 and timely file such form with the United States Securities and* Exchange Commission and any stock exchange or similar authority; and
(3) take any action of any type whatsoever in connection with the foregoing* which, in the opinion of such attorney-in-fact, may be of benefit to, in* the best interest of, or legally required by, the undersigned, it being* understood that the documents executed by such attorney-in-fact on* behalf of the undersigned pursuant to this Power of Attorney shall be in* such form and shall contain such terms and conditions* as such attorney-in-fact may approve in such attorney-in-fact's* discretion.
The undersigned hereby grants to such attorney-in-fact full power* and authority to do and perform any and every act and thing whatsoever* requisite, necessary, or proper to be done in the exercise of any of the* rights and powers herein granted, as fully to all intents and purposes as* the undersigned might or could do* if personally present, with full power of substitution or revocation,* hereby ratifying and confirming all that such attorney-in-fact,* or such attorney-in-fact's substitute or substitutes, shall lawfully* do or cause to be done by virtue of this Power of Attorney and the* rights and powers herein granted. The undersigned acknowledges that the* foregoing attorney-in-fact, in serving in such capacity at the request* of the undersigned, is not assuming, nor is the Company assuming, any of* the undersigned's responsibilities to comply with Section 16 of the* Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the* undersigned is no longer required to file Forms 3, 4 and 5 with respect* to the undersigned's holdings of, and transactions in, securities* issued by the Company, unless earlier revoked by the undersigned in a* signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WEREOF the undersigned has caused this Power of Attorney* to be executed as of this 7th day of April, 2025.

/s/ Eugenio Garza y Garza

Print Name:  Eugenio Garza y Garza